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                                                                 EXHIBIT d(1)(A)

                              MANAGEMENT AGREEMENT
                             AS AMENDED MAY 24, 2002

     Agreement dated October 24, 1997, as amended May 24, 2002, between The GCG Trust ("Trust"), a Massachusetts business trust, and Directed Services, Inc. ("Manager"), a New York corporation (the "Agreement").

     WHEREAS, the Trust is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the" 1940 Act"); and

     WHEREAS, the Trust is authorized to issue shares of beneficial interest in separate series with each such series representing interests in a separate portfolio of securities and other assets; and

     WHEREAS, the Trust currently offers shares in multiple series, may offer shares of additional series in the future; and

     WHEREAS, the Trust desires to avail itself of the services of the Manager for the provision of advisory, management, administrative, and other services for the Trust; and

     WHEREAS, the Manager is willing to render such services to the Trust.

     Therefore, in consideration of the premises, the promises and mutual covenants herein contained, it is agreed between the parties as follows:

     1. APPOINTMENT. The Trust hereby appoints the Manager, subject to the direction of the Board of Trustees, for the period and on the terms set forth in this Agreement, to provide advisory, management, administrative, and other services, as described herein, with respect to the Series identified on Schedule A, such series together with all other series subsequently established by the Trust with respect to which the Trust desires to retain the Manager to render advisory, management, administrative, and other services hereunder and with respect to which the Manager is willing to do so being herein collectively referred to as the "Series."

          The Manager accepts such appointment and agrees to render the services herein set forth for the compensation herein provided. In the event the Trust establishes one or more series other than the Series with respect to which it desires to retain the Manager to render advisory, management, administrative, and other services hereunder, it shall notify the Manager in writing. If the Manager is willing to render such services it shall notify the Trust in writing, whereupon such series shall become a Series hereunder,

          Subject to the approval of the Board of Trustees of the Trust, the Manager is authorized to enter into portfolio management agreements with other registered investment advisers to serve as investment sub-advisors, whether or not affiliated with the Manager (each a "Portfolio Manager"). The Manager will continue to have responsibility for all services furnished pursuant to any subadvisory agreement (each a "Portfolio Management Agreement"). The Trust and Manager understand and agree that the Manager may manage each Series in a "manager-of-managers" style with either a single or multiple portfolio managers, which contemplates that the Manager will, among other things and pursuant to an Order issued by the Securities and Exchange Commission (SEC): (i) continually evaluate the performance of the Portfolio Managers to the Trust; and (ii) periodically make recommendations to the Trust's Board regarding the results of its evaluation and monitoring functions. The Trust recognizes that, subject to the approval of the Board of Trustees of the Trust, a portfolio manager's services may

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     be terminated or modified and that the Manager may appoint a new Portfolio
     Manager for a Series, subject to an applicable SEC Order.

     2. SERVICES OF THE MANAGER. The Manager represents and warrants that it is registered as an investment adviser under the Investment Advisers Act of 1940 and in all states where required, and will maintain such registration for so long as required by applicable law. Subject to the general supervision of the Board of Trustees of the Trust, the Manager shall provide the following advisory, management, administrative, and other services with respect to the
Series:

          (a) Provide general, overall advice and guidance with respect to the Series and provide advice and guidance to the Trust's Trustees, and oversee the management of the investments of the Series and the composition of each Series' portfolio of securities and investments, including cash, and the purchase, retention and disposition thereof, in accordance with each Series' investment objective or objectives and policies as stated in the Trust's current registration statement, which management shall be provided by Portfolio Managers selected by the Manager and approved by the Board of Trustees as provided below or directly by the Manager as provided in
     Section 3 of this Agreement;

          (b) Analyze, select and recommend for consideration by the Trust's Board of Trustees Portfolio Managers (however organized) to provide investment advice to one or more of the Series, and, at the expense of the Manager, engage (which engagement may also be by the Trust) such Portfolio Managers to render investment advice and manage the investments of such Series and the composition of each such Series' portfolio of securities and investments, including cash, and the purchase, retention and disposition thereof, in accordance with the Series' investment objective or objectives and policies as stated in the Trust's current registration statement;

          (c) Periodically monitor and evaluate the performance of the Portfolio Managers with respect to the investment objectives and policies of the Series;

          (d) Monitor the Portfolio Managers regarding their providing services in a manner that assures each Series' compliance with the investment objective or objectives, policies and restrictions of each Series, the 1940 Act, Subchapter M of the Internal Revenue Code, Section 817(h) of the Internal Revenue Code, and if applicable, regulations under such provisions, and other applicable law;

          (e) If appropriate, analyze and recommend for consideration by the Trust's Board of Trustees termination of a contract with a Portfolio Manager under which the Portfolio Manager provided investment advisory services to one or more of the Series;

          (f) Supervise Portfolio Managers with respect to the services that such Portfolio Managers provide under respective portfolio management agreements ("Portfolio Management Agreements"), although the Manager is not authorized, except as provided in Section 3 of the Agreement, directly to make determinations with respect to the investment of a Series' assets or the purchase or sale of portfolio securities or other investments for a Series;

          (g) Provide all supervisory, management, and administrative services reasonably necessary for the operation of the Series other than any investment advisory services performed by the Portfolio Managers, including but not limited to, (i) coordinating all matters relating to the operation of the Series, including any necessary coordination among the Portfolio Managers, custodian, transfer agent, dividend disbursing agent, and portfolio accounting agent (including pricing and valuation of the Series' portfolios), accountants, attorneys, and other parties performing services or operational functions for the Trust, (ii) providing the Trust and the Series, at the Manager's expense, with the services of a sufficient number of persons competent to

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     perform such administrative and clerical functions as are necessary to ensure compliance with federal securities laws and to provide effective supervision and administration of the Series; (iii) maintaining or supervising the maintenance by third parties selected by the Manager of such books and records of the Trust and the Series as may be required by applicable federal or state law; (iv) preparing or supervising the preparation by third parties selected by the Manager of all federal, state, and local tax returns and reports relating to the Series required by applicable law; (v) preparing and filing and arranging for the distribution of proxy materials and periodic reports to shareholders of the Series as required by applicable law; (vi) preparing and arranging for the filing of registration statements and other documents with the Securities and Exchange Commission (the "SEC") and other federal and state regulatory authorities as may be required by applicable law; (vii) taking such other action with respect to the Trust as may be required by applicable law in connection with the Series, including without limitation the rules and regulations of the SEC and other regulatory agencies; and (viii) providing the Trust, at the Manager's expense, with adequate personnel, office space, communications facilities, and other facilities necessary for operation of the Series as contemplated in this Agreement;

          (h) Provide or procure on behalf of the Trust and the Series, and at the expense of the Manager unless noted otherwise in this Agreement, the following services for the Series: (i) custodian services to provide for the safekeeping of the Series' assets; (ii) portfolio accounting services to maintain the portfolio accounting records for the Series; (iii) transfer agency services for the Series; (iv) dividend disbursing services for the Series, and (v) other services necessary for the ordinary operation of the Series. The Trust may, but is not required to, be a party to any agreement with any third person contracted to provide the services referred to in this Section 2(h);

          (i) Render to the Board of Trustees of the Trust such periodic and special reports as the Board may reasonably request; and

          (j) Make available its officers and employees to the Board of Trustees and officers of the Trust for consultation and discussions regarding the administration and management of the Series and services provided to the Trust under this Agreement.

     3. INVESTMENT MANAGEMENT AUTHORITY. In the event that a Portfolio Management Agreement pertaining to a Series is terminated or if, at any time, no Portfolio Manager is engaged to manage the assets of a Series of the Trust, then with respect to any such Series, the Manager, subject to the supervision of the Trust's Board of Trustees, will provide a continuous investment program for the Series' portfolio and determine the composition of the assets of the Series' portfolio, including determination of the purchase, retention, or sale of the securities, cash, and other investments contained in the portfolio. The Manager will provide investment research and conduct a continuous program of evaluation, investment, sales, and reinvestment of the Series' assets by determining the securities and other investments that shall be purchased, entered into, sold, closed, or exchanged for the Series, when these transactions should be executed, and what portion of the assets of the Series should be held in the various securities and other investments in which it may invest, and the Manager is hereby authorized to execute and perform such services on behalf of the Series. To the extent permitted by the investment policies of the Series, the Manager shall make decisions for the Series as to foreign currency matters and make determinations as to, and execute and perform, foreign currency exchange contracts on behalf of the Series. The Manager will provide the services under this Agreement in accordance with the Series' investment objective or objectives, policies, and restrictions as stated in the Trust's Registration Statement filed with the SEC, as amended. Furthermore:

          (a) The Manager will (1) take all steps necessary to manage the Series so that it will qualify as a regulated investment company under Subchapter M of the Internal Revenue Code, (2) take all steps necessary to manage the Series so as to ensure compliance by the Series with the diversification requirements of Section 817(h) of the Internal Revenue Code and regulations

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     issued thereunder, and (3) use reasonable efforts to manage the Series so as to ensure compliance by the Series with any other rules and regulations pertaining to investment vehicles underlying variable annuity or variable life insurance policies. In managing the Series in accordance with these requirements, the Manager shall be entitled to receive and act upon advice of counsel to the Trust or counsel to the Manager.

          (b) The Manager will conform with the 1940 Act and all rules and regulations thereunder, all other applicable federal and state laws and regulations, with any applicable procedures adopted by the Trust's Board of Trustees, and the provisions of the Registration Statement of the Trust under the Securities Act of 1933 and the 1940 Act, as supplemented or amended.

          (c) On occasions when the Manager deems the purchase or sale of a security to be in the best interest of the Series as well as any other investment advisory clients, the Manager may, to the extent permitted by applicable laws and regulations, but shall not be obligated to, aggregate the securities to be so sold or purchased with those of its other clients where such aggregation is not inconsistent with the policies set forth in the Registration Statement. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Manager in a manner that is fair and equitable in the judgment of the Manager in the exercise of its fiduciary obligations to the Trust and to such other clients.

          (d) In connection with the purchase and sale of securities of the Series, the Manager will arrange for the transmission to the custodian for the Trust on a daily basis, of such confirmation, trade tickets, and other documents and information, including, but not limited to, Cusip, Sedol, or other numbers that identify securities to be purchased or sold on behalf of the Series, as may be reasonably necessary to enable the custodian to perform its administrative and record keeping responsibilities with respect to the Series. With respect to portfolio securities to be purchased or sold through the Depository Trust Company, the Manager will arrange for the automatic transmission of the confirmation of such trades to the Trust's custodian.

          (e) The Manager will assist the custodian or portfolio accounting agent for the Trust in determining, consistent with the procedures and policies stated in the Registration Statement for the Trust, the value of any portfolio securities or other assets of the Series for which the custodian or portfolio accounting agent seeks assistance or review from the Manager. The Manager will monitor on a daily basis the determination by the custodian or portfolio accounting agent for the Trust of the value of portfolio securities and other assets of the Series and the determination of net asset value of the Series.

          (f) The Manager will make available to the Trust, promptly upon request, all of the Series' investment records and ledgers as are necessary to assist the Trust to comply with requirements of the 1940 Act and the Investment Advisers Act of 1940, as well as other applicable laws. The Manager will furnish to regulatory authorities having the requisite authority any information or reports in connection with such services which may be requested in order to ascertain whether the operations of the Trust are being conducted in a manner consistent with applicable laws and regulations.

          (g) The Manager will regularly report to the Trust's Board of Trustees on the investment program for the Series and the issuers and securities represented in the Series' portfolio, and will furnish the Trust's Board of Trustees with respect to the Series such periodic and special reports as the Trustees may reasonably request.

          (h) The Manager will not disclose or use any records or information obtained pursuant to this Agreement (excluding investment research and investment advice) in any manner whatsoever except as required to carry out its duties as investment manager and

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     administrator pursuant to this Section 3 or in the ordinary course of business in connection with placing orders for the purchase and sale of securities, and will keep confidential any information obtained pursuant to this Agreement, and disclose such information only if the Board of Trustees of the Trust has authorized such disclosure, or if such disclosure is expressly required by applicable federal or state law or regulations or regulatory authorities having the requisite authority.

          (i) In rendering the services required under this Section of this Agreement, the Manager may, from time to time, employ or associate with itself such person or persons as it believes necessary to assist it in carrying out its. obligations under this Agreement. The Manager shall be responsible for making reasonable inquires and for reasonably ensuring that any employee of the Manager, any person or firm that the Manager has employed or with which it has associated, or any employee thereof has not, to the best of the Manager's knowledge, in any material connection with the handling of Trust assets:

               (i) been convicted, in the last ten (10) years, of any felony or misdemeanor arising out of conduct involving embezzlement, fraudulent conversion, or misappropriation of funds or securities, or involving violations of Sections 1341,1342, or 1343 of Title 18, United States Code; or

               (ii) been found by any state regulatory authority, within the last ten (10) years, to have violated or to have acknowledged violation of any provision of any state insurance law involving fraud, deceit, or knowing misrepresentation; or

               (iii) been found by any federal or state regulatory authorities, within the last ten (10) years, to have violated or to have acknowledged violation of any provisions of federal or state securities laws involving fraud, deceit, or knowing misrepresentation.

          (j) In connection with its responsibilities under this Section 3, the Manager is responsible for decisions to buy and sell securities and other investments for the Series' portfolio, broker-dealer selection, and negotiation of brokerage commission rates. The Manager's primary consideration in effecting a security transaction will be to obtain the best execution for the Series, taking into account the factors specified in the Prospectus and/or Statement of Additional Information for the Trust, which include price (including the applicable brokerage commission or dollar spread), the size of the order, the nature of the market for the security, the timing of the transaction, the reputation, experience and financial stability of the broker- dealer involved, the quality of the service, the difficulty of execution, execution capabilities and operational facilities of the firms involved, and the firm's risk in positioning a block of securities. Accordingly, the price to the Series in any transaction may be less favorable than that available from another broker-dealer if the difference is reasonably justified, in the judgment of the Manager in the exercise of its fiduciary obligations to the Trust, by other aspects of the portfolio execution services offered. Subject to such policies as the Board of Trustees may determine and consistent with Section 28(e) of the Securities Exchange Act of 1934, the Manager shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of its having caused the Series to pay a broker-dealer for effecting a portfolio investment transaction in excess of the amount of commission another broker-dealer would have charged for effecting that transaction, if the Manager or its affiliate determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such broker-dealer, viewed in terms of either that particular transaction or the Manager's or its affiliate's overall responsibilities with respect to the Series and to their other clients as to which they exercise investment discretion. To the extent consistent with these standards and in accordance with Section 1l(a) of the Securities and Exchange Act of 1934 and

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     Rule 11a2-2(T) thereunder, the Manager is further authorized to allocate the orders placed by it on behalf of the Series to the Manager if it is registered as a broker-dealer with the SEC, to its affiliated broker-dealer, or to such brokers and dealers who also provide research or statistical material or other services to the Series, the Manager or an affiliate of the Manager. Such allocation shall be in such amounts and proportions as the Manager shall determine consistent with the above standards, and the Manager will report on said allocation regularly to the Board of Trustees of the Trust indicating the broker-dealers to which such allocations have been made and the basis therefor.

     The Manager also may direct the Trust's Portfolio Managers to use their best efforts (subject to obtaining best execution of each transaction) to allocate a percentage of a Series' equity security transactions through designated broker-dealers. The designated broker-dealers, in turn, will effect a recapture of a portion of the brokerage commission (in the form of a credit to the Series) to pay certain expenses of that Series.

     4. CONFORMITY WITH APPLICABLE LAW. The Manager, in the performance of its duties and obligations under this Agreement, shall act in conformity with the Registration Statement of the Trust and with the instructions and directions of the Board of Trustees of the Trust and will conform to, and comply with, the requirements of the 1940 Act and all other applicable federal and state laws and regulations.

     5. EXCLUSIVITY. The services of the Manager to the Trust under this Agreement are not to be deemed exclusive, and the Manager, or any affiliate thereof, shall be free to render similar services to other investment companies and other clients (whether or not their investment objectives and policies are similar to those of any of the Series) and to engage in other activities, so long as its services hereunder are not impaired thereby.

     6. DOCUMENTS. The Trust has delivered properly certified or authenticated copies of each of the following documents to the Manager and will deliver to it all future amendments and supplements thereto, if any:

          (a) certified resolution of the Board of Trustees of the Trust authorizing the appointment of the Manager and approving the form of this Agreement;

          (b) the Registration Statement as filed with the SEC and any amendments thereto; and

          (c) exhibits, powers of attorney, certificates and any and all other documents relating to or filed in connection with the Registration Statement described above.

     7. RECORDS. The Manager agrees to maintain and to preserve for the periods prescribed under the 1940 Act any such records as are required to be maintained by the Manager with respect to the Series by the 1940 Act. The Manager further agrees that all records which it maintains for the Series are the property of the Trust and it will promptly surrender any of such records upon request.

     8. EXPENSES. During the term of this Agreement, the Manager will pay all expenses incurred by it in connection with its activities under this Agreement, net of any actual costs associated with implementation of revenue generating programs such as securities lending, directed brokerage and brokerage recapture programs (consistent with best execution), and any other similar programs as approved by the Board of Trustees, and except for such expenses as are (i) paid directly by shareholders of the Trust pursuant to the Trust's Rule 12b-l Distribution Plan or Shareholder Servicing Agreement; (ii) assumed by the Trust under this Agreement; and (iii) assumed by a Portfolio Manager under its Portfolio Management Agreement. The Manager further agrees to pay all salaries, fees and expenses of any officer or trustee of the Trust who is an officer, director or employee

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of the Manager or any of its affiliates. The Manager shall be responsible for all of the expenses of its operations and for the following expenses:

     (a)  Expenses of all audits by the Trust's independent public accountants;

     (b) Expenses of the Trust's transfer agent, registrar, dividend disbursing agent, and shareholder record keeping services, net of any shareholder service fees paid pursuant to the Trust's Shareholder Servicing Agreement;

     (c) Expenses of the Trust's custodial services, including recordkeeping services provided by the custodian; (d) Expenses of obtaining quotations for calculating the value of each Series' net assets;

     (e) Expenses of obtaining Portfolio Activity Reports and Analyses of International Management reports (as appropriate) for each Series;

     (f)  Expenses of maintaining the Trust's tax records;

     (g) Costs and/or fees incident to meetings of the Trust's shareholders, the preparation and mailings of prospectuses and reports of the Trust to its shareholders, the filing of reports with regulatory bodies, the maintenance of the Trust's existence and qualification to do business, and the registration of shares with federal and state securities or insurance authorities;

     (h) The Trust's ordinary legal fees, including the legal fees related to the registration and continued qualification of the Trust's shares for sale;

     (i)  Costs of printing stock certificates representing shares of the Trust;

     (j) The Trust's pro rata portion of the fidelity bond required by Section 17(g) of the 1940 Act;

     (k)  Association membership dues;

     (1) Organizational and offering expenses and, if applicable, reimbursement (with interest) of underwriting discounts and commissions; and

     (m) Distribution expenses net of Rule 12b-l distribution fees made pursuant to the Trust's Rule 12b-l Distribution Plan for eligible distribution-related expenses pursuant to such Plan.

     The Trust shall be responsible for the following expenses:

          (a) Salaries and other compensation of any of the Trust's executive officers and employees, if any, who are not officers, directors, stockholders, or employees of the Manager or an affiliate of the Manager;

          (b)  Taxes levied against the Trust;

          (c) Brokerage fees and commissions in connection with the purchase and sale of portfolio securities for the Trust;

          (d)  Costs, including the interest expense, of borrowing money;

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          (e)  Trustees' fees and expenses to Trustees who are not officers, employees, or stockholders of the Manager, any Portfolio Manager, or any affiliates of either; and

          (f) Extraordinary expenses as may arise, including extraordinary consulting expenses and extraordinary legal expenses incurred in connection with litigation, proceedings, other claims (unless the Manager is responsible for such expenses under Section 10 of this Agreement or a Portfolio Manager is responsible for such expenses under the Section entitled "Liability" of a Portfolio Management Agreement), and the legal obligations of the Trust to indemnify its trustees, officers, employees, shareholders, distributors, and agents with respect thereto; and

          (g) Trustees and Officers Errors and Omissions Insurance coverage for the Trustees who are not "interested persons" of the Trust as defined in the 1940 Act.

     9. COMPENSATION. For the services provided by the Manager pursuant to this Agreement, the Trust will pay to the Manager a fee at an annual rate equal to a percentage of the average daily net assets of each Series as shown on Schedule B to this Agreement, net of any expense reductions realized through the use of revenue generating programs such as securities lending, directed brokerage and brokerage recapture programs (consistent with best execution), and any other similar programs as approved by the Board of Trustees. This fee shall be computed and accrued daily and payable as shown on Schedule B.

     10. LIABILITY OF THE MANAGER. The Manager may rely on information reasonably believed by it to be accurate and reliable. Except as may otherwise be required by the 1940 Act or the rules thereunder, neither the Manager nor its stockholders, officers, directors, employees, or agents shall be subject to, and the Trust will indemnify such persons from and against, any liability for, or any damages, expenses, or losses incurred in connection with, any act or omission connected with or arising out of any services rendered under this Agreement, except by reason of willful misfeasance, bad faith, or gross negligence in the performance of the Manager's duties, or by reason of reckless disregard of the Manager's obligations and duties under this Agreement. Except as may otherwise be required by the 1940 Act or the rules thereunder, neither the Manager nor its stockholders, officers, directors, employees, or agents shall be subject to, and the Trust will indemnify such persons from and against, any liability for, or any damages, expenses, or losses incurred in connection with, any act or omission by a Portfolio Manager or any of the Portfolio Manager's stockholders or partners, officers, directors, employees, or agents connected with or arising out of any services rendered under a Portfolio Management Agreement, except by reason of willful misfeasance, bad faith, or gross negligence in the performance of the Manager's duties under this Agreement, or by reason of reckless disregard of the Manager's obligations and duties under this Agreement.

     11. CONTINUATION AND TERMINATION. This Agreement shall become effective on the date first written above. Unless terminated as provided herein, the Agreement shall continue in full force and effect for two (2) years from the effective date of this Agreement, and shall continue from year to year thereafter with respect to each Series so long as such continuance is specifically approved at least annually (i) by the vote of a majority of the Board of Trustees of the Trust, or (ii) by vote of a majority of the outstanding voting shares of the Trust, in each case provided that continuance is also approved by the vote of a majority of the Board of Trustees of the Trust who are not parties to this Agreement or "interested persons" (as defined in the 1940
Act) of the Trust or the Manager, cast in person at a meeting called for the purpose of voting on such approval. This Agreement may not be amended in any material respect without a majority vote of the outstanding voting shares (as defined in the 1940 Act). However, any approval of this Agreement by the holders of a majority of the outstanding shares (as defined in the 1940 Act) of a Series shall be effective to continue this Agreement with respect to such Series notwithstanding (i) that this Agreement has not been approved by the holders of a majority of the outstanding shares of any other Series or (ii) that this Agreement has not been approved by the vote of a majority of the outstanding shares of the Trust, unless such approval shall be required by any other

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applicable law or otherwise. This Agreement may be terminated by the Trust at any time, without the payment of any penalty, by vote of a majority of the entire Board of Trustees of the Trust or by a vote of a majority of the outstanding voting shares of the Trust, or with respect to a Series, by vote of a majority of the outstanding voting shares of such Series, on sixty (60) days' written notice to the Manager, or by the Manager at any time, without the payment of any penalty, on sixty (60) days' written notice to the Trust. This Agreement will automatically and immediately terminate in the event of its "assignment" (as described in the 1940 Act).

     12. USE OF NAME. It is understood that the name or any derivative thereof or logo associated with the name Directed Services, Inc. is the valuable property of the Manager, and that the Trust and/or the Series have the right to use such name (or derivative or logo) only so long as this Agreement shall continue with respect to such Trust and/or Series. Upon termination of this Agreement, the Trust (or Series) shall forthwith cease to use such name (or derivative or logo) and, in the case of the Trust, shall promptly amend its Agreement and Declaration of Trust to change its name (if such name is included therein).

     13. NOTICE. Notices of any kind to be given to the Manager by the Trust shall be in writing and shall be duly given if mailed or delivered to the Manager at 1475 Dunwoody Drive, West Chester, Pennsylvania 19380, or at such other address or to such individual as shall be specified by the Manager to the Trust. Notices of any kind to be given to the Trust by the Manager shall be in writing and shall be duly given if mailed or delivered to 1475 Dunwoody Drive, West Chester, Pennsylvania 19380, or at such other address or to such individual as shall be specified by the Trust to the Manager.

     14. TRUST OBLIGATION. A copy of the Trust's Amended and Restated Agreement and Declaration of Trust is on file with the Secretary of the Commonwealth of Massachusetts and notice is hereby given that the Agreement has been executed on behalf of the Trust by the Trustees of the Trust in their capacity as trustees and not individually. The obligations of this Agreement shall only be binding upon the assets and property of the Trust and shall not be binding upon any trustee, officer, or shareholder of the Trust individually.

     15. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original.

     16.  APPLICABLE LAW.

          (a) This Agreement shall be governed by the laws of the State of Delaware, provided that nothing herein shall be construed in a manner inconsistent with the 1940 Act, the Investment Advisers Act of 1940, or any rules or order of the SEC thereunder.

          (b) If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby and, to this extent, the provisions of this Agreement shall be deemed to be severable.

          (c) The captions of this Agreement are included for convenience only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.

                                            THE GCG TRUST

                                            By: -s- Kimberley J. Smith

Attest:

By: -s- Carolyn Mead                        Title: Secretary
----------------------------
Title: Assistant Secretary

Attest:                                     DIRECTED SERVICES, INC

By: -s- Kimberley J. Smith                  By: -s- David L. Jacobson
----------------------------                ---------------------------
Title: General Counsel and Secretary        Title Senior Vice President

     SCHEDULE A

     The Series of The GCG Trust, as described in the attached Management Agreement, to which Directed Services, Inc. shall act as Manager are as follows:

          Equity Income Series (formerly, Multiple Allocation Series)
          Fully Managed Series
          Limited Maturity Bond Series
          Hard Assets Series
          Real Estate Series
          Liquid Asset Series
          Capital Appreciation Series
          Van Kampen Growth and Income Series (formerly, Rising Dividends
          Series)
          Value Equity Series
          Strategic Equity Series
          Capital Guardian Trust Small Cap Series (formerly, Small Cap Series) Mid-Cap Growth Series
          Total Return Series
          Research Series
          Capital Growth Series (formerly, Growth & Income Series)
          Growth Series (formerly, Value + Growth Series)
          Core Bond Series (formerly, Global Fixed Income Series)
          Developing World Series
          International Equity Series
          Investors Series
          Diversified Mid-Cap Series
          Asset Allocation Growth Series
          Special Situations Series
          Janus Growth and Income Series (formerly, Growth and Income Series) Internet Tollkeeper(SM) Series
          High Yield Series*
          Managed Global Series
          All Cap Series
          Large Cap Value Series
          Fundamental Growth Focus Series*
          International Value Series*
          Global Franchise Series*
          Equity Growth Series*
          J.P. Morgan Fleming Small Cap Equity Series*
          International Enhanced EAFE Series*

* These Series have not commenced operations as of February 26, 2002.

          International Equity Series
          Investors Series
          Diversified Mid-Cap Series
          Asset Allocation Growth Series
          Special Situations Series
          Janus Growth and Income Series
               (formerly, Growth and Income Series)
                Internet Tollkeeper(SM) Series
          High Yield Series*
          Managed Global Series
          All Cap Series
          Large Cap Value Series
          Fundamental Growth Series
          International Value Series
          Global Franchise Series
          Equity Growth Series
          J.P. Morgan Fleming Small Cap Equity Series
          International Enhanced EAFE Series
          Focus Value Series
          Global Balanced Series*
          ING Stock Index Series*
          Fund For Life Series

* These Series have not yet commenced operations.

                                   SCHEDULE B

                       COMPENSATION FOR SERVICES TO SERIES

     For the services provided by Directed Services, Inc. (the "Manager") to the following Series of The GCG Trust (the "Trust"), pursuant to the attached Management Agreement, the Trust will pay the Manager a fee, payable monthly, based on the average daily net assets of the Series at the following annual rates of the average daily net assets of that Series.

                     SERIES                                                     RATE
                     ------                                                     ----
Equity Income [formerly, Multiple Allocation], Fully                   0.75% of first $750 mil
Managed, Hard Asset, Real Estate, Equity Opportunity                   Series;
Series (formerly, Capital Appreciation), Van Kampen                    0.70% of next $1.250 bi
Growth and Income (formerly, Rising Dividends)*, Value                 0.65% of next $1.5 bill
Equity, Strategic Equity, and Capital Guardian Small                   0.60% of amount in exce
Cap Series (formerly, Small Cap Series):

Limited Maturity Bond and Liquid Asset Series:                         0.35% of first $200 mil
                                                                       Series;
                                                                       0.30% of next $300 mill
                                                                       0.25% of amount in exce

Developing World Series:                                               1.50% of average daily

Managed Global Series:                                                 1.00% of the first $500
                                                                       0.80% on the amount in

Capital Growth Series [formerly, Growth & Income                       0.85% of first $250 mil
Series] and Growth Series [formerly, Value + Growth                    Series;
Series]*:                                                              0.80% of the next $400
                                                                       0.75% of the next $450
                                                                       0.70% of the amount in

Mid-Cap Growth, Total Return, and Research Series:                     0.75% of first $250 mil
                                                                       Series;
                                                                       0.70% of the next $400
                                                                       0.65% of the next $450
                                                                       0.60% of the amount in

Core Bond Series [formerly, Global Fixed Income                        0.75% of the first $100
Series]:                                                               0.65% of the next $100
                                                                       0.55% of the amount in

Investors Series and All Cap Series:                                   0.75% of first $500 mil
                                                                       Series;
                                                                       0.70% of next $250 mill
                                                                       0.65% of next $500 mill
                                                                       0.60% of amount in exce

Large Cap Value Series:                                                0.75% of first $500 mil
                                                                       0.70% of next $250 mill
                                                                       0.65% of next $500 mill
                                                                       0.60% of amount in exce

Diversified Mid-Cap Series and Asset Allocation Growth                 0.75% of first $500 mil
Series:                                                                Series;
                                                                       0.70% of next $250 mill
                                                                       0.65% of next $500 mill
                                                                       0.60% of amount in exce

Special Situations Series and Janus Growth and Income                  0.85% of first $250 mil
Series (formerly, Growth and Income Series)                            0.80% of next $400 mill
                                                                       0.75% of next $450 mill
                                                                       0.70% of amount in exce

International Equity Series:                                           1.00% of the first $500
                                                                       0.80% on the amount in

Internet Tollkeeper(SM) Series:                                        1.60% of the first $1 b
                                                                       1.50% on the amount in

High Yield Series:                                                     0.50%

Fundamental Growth Series and Focus Value Series:                      0.80% of first $500 mi
                                                                       0.75% of next $250 mill
                                                                       0.70% of next $500 mill
                                                                       0.65% of next $750 mill
                                                                       and 0.60% thereafter

Global Franchise Series                                                1.00% of the first $250
                                                                       0.90% of the next $250
                                                                       0.75% thereafter

Global Balanced Series                                                 1.00% of the first $75
                                                                       0.85% of the next $75 m
                                                                       0.80% of the next $75 m
                                                                       0.75% thereafter

ING Stock Index Series                                                 0.27%

Equity Growth Series                                                   0.75% of first $250 mil
                                                                       0.70% of next $250 mill
                                                                       0.65% of the next $500
                                                                       0.60% thereafter

J.P. Morgan Fleming Small Cap Equity Series                            0.90% of first $200 mil
                                                                       0.85% of next $300 mill
                                                                       0.80% of next $250 mill
                                                                       0.75% thereafter

International Enhanced EAFE Series                                     1.00% of first $50 mill
                                                                       0.95% of next $200 mill
                                                                       0.90% of next $250 mill
                                                                       0.85% thereafter

Fund For Life                                                          0.25%

----------
* Directed Services, Inc. has agreed to a voluntary fee waiver of 0.05% of assets in excess of $1.36 billion with respect to the Growth Series and in excess of $842 million with respect to the Van Kampen Growth and Income Series through December 31, 2002.

                                       B-l

                                   APPENDIX B

DIRECTORS AND EXECUTIVE OFFICERS OF DSI

NAME                                               TITLE
----                                               -----
James R. Mclnnis                 Director and President of DSI since 1997.

Stephen J. Preston               Director of DSI since 1993.

Alan G. Holden                   Director of DSI since 2002

David L. Jacobson                Senior Vice President, Chief Compliance
                                 Officer and Assistant Secretary of DSI since 1993.

David S. Pendergrass             Vice President and Treasurer of DSI since 2000.

Kimberly J. Smith                General Counsel and Secretary of DSI since 2002.